UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

American Energy Fields, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26-1657084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101 Apache Junction, AZ	95120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 288-6530

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AMERICAN ENERGY FIELDS, INC.

TABLE OF CONTENTS

		Page
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

Item 9.01	Financial Statements and Exhibits	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2010, Bill Allred was appointed to the board of directors (the “Board”) of American Energy Fields, Inc. (the “Company”).

On October 6, 2010, the Company and Mr. Allred entered into an agreement (the “Agreement “) whereby, in consideration for his services as an independent director of the Company, Mr. Allred shall receive an aggregate 150,000 stock options with an exercise price of $0.25 per share, which shall vest 30,000 shares every six months for a total vesting period of thirty (30) months.

            Mr. Allred has worked as a certified public account with his own private accounting practice, Billie J. Allred, CPA, from 1979 to the present.  Mr. Allred has served as the Deputy Auditor general for the state of Arizona from 1976 to 1979 and was an audit manager in the Los Angeles and Phoenix offices of Ernst & Young from 1958 to 1968.  Mr. Allred received his Bachelor of Science Degree in Accounting from Brigham Young University in 1958 and his A.A. Degree in Business from Eastern Arizona College in 1956.

            Mr. Allred has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated October 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   October 12, 2010

AMERICAN ENERGY FIELDS, INC.

By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement dated October 6, 2010

6